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                                                                  Exhibit 10.22

                   CLASS N COMMON STOCK REDEMPTION AGREEMENT

     This Class N Common Stock Redemption Agreement (the "Agreement") is made as of July 26, 2000 by and among SMTC Corporation, a Delaware corporation (the "Company"), and each holder of shares of the Class N Common Stock, par value $0.001 ("Class N Shares"), of the Company set forth on Schedule 1 hereto (each, a "Holder", and collectively, the "Holders").

                                    Recitals
                                    --------

     WHEREAS, each Holder holds the number of Class N Shares set forth on
Schedule 1 hereto;

     WHEREAS, the number of Class N Shares held by each Holder corresponds to the number of Class L exchangeable shares (the "Class L Shares"), as applicable of SMTC Manufacturing Corporation of Canada, an Ontario corporation and a subsidiary of the Company ("SMTC-Canada"), held by such Holder, and such Class N Shares were issued to the Holders solely to provide the Holders with the right to vote together with the holders of all other classes of common stock of the Company;

     WHEREAS, except for the voting rights set forth in Article 4.4.3 of the Amended and Restated Certificate of Incorporation of the Company as in effect on the date hereof, the Holders enjoy no rights or economic benefits as shareholders of the Company in their capacity as holders of the Class N Shares;

     WHEREAS, prior to the consummation of the initial public offering of the Company's common stock and of the exchangeable shares (the "Exchangeable Shares") of SMTC-Canada, the Class L Shares held by the Holders shall be converted into Exchangeable Shares (the "Conversion") and the Company shall issue one share of special voting stock which will be held by a trustee for the benefit of the holders of the Exchangeable Shares and will provide the holders of the Exchangeable Shares with substantially equivalent voting rights as will be enjoyed by the holders of the Company's common stock; and

     WHEREAS, the Company and the Holders desire that immediately prior to the Conversion the Company shall redeem all of the Class N Shares in exchange for the consideration set forth herein, which consideration is equal to the par value of the Class N Shares to be redeemed hereunder;

     NOW, THEREFORE, in consideration of the premises and the mutual representations hereinafter set forth, the parties hereto hereby agree as follows:

     1. The closing of the redemption contemplated hereby (the "Closing") shall occur immediately prior to, and shall be contingent upon, the Conversion. The Closing shall take
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place at the offices of McMillan Binch, Royal Bank Plaza, South Tower, Suite
3800, Toronto, Ontario. At the Closing (i) the Company shall redeem all of the Class N Shares held by each Holder, and as consideration therefor the Company shall pay to each Holder in cash the amount set forth opposite the name of such Holder on Schedule 1 hereto, and (ii) each Holder shall deliver to the Company the certificate or certificates evidencing all of the Class N Shares held by such Holder.

     2. Each Holder agrees to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

     3. This Agreement contains the entire agreement among the parties with respect to the transactions contemplated hereby and supersedes all prior agreements and understandings among the parties with respect thereto. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same agreement. This Agreement will be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflicting provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Delaware to be applied.



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     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first above written.

                              SMTC CORPORATION


                              By  /s/ Paul Walker
                                --------------------------------
                              Name: Paul Walker
                              Title:


                              P.N. WALKER CONSULTING INC.


                              By  /s/ Paul Walker
                                  ------------------------------
                              Name: Paul Walker
                              Title:



                              NICHAL INC.


                              By  /s/ Derrick D'Andrade
                                --------------------------------
                              Name: Derrick D'Andrade
                              Title:


                                /s/ Philip Woodard
                                --------------------------------
                              PHILIP WOODARD


                              KILMER ELECTRONICS GROUP, LIMITED



                              By  /s/ Michael Griffiths
                                  ------------------------------
                              Name: Michael Griffiths
                              Title: Secretary-Treasurer

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                                   SCHEDULE 1



                                                      Redemption
Holder                              Class N Shares  Consideration
----------------------------------  --------------  -------------

P.N. Walker Consulting Inc.         23,092.4669     U.S. $23.09

Nichal Inc.                         23,092.4669     U.S. $23.09

Philip Woodard                       4,437.6957     U.S. $4.44

Kilmer Electronics Group Limited    39,692.7625     U.S. $39.69

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